Exhibit 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report included in Dial-Thru International Corporations' Annual Report on Form 10-K dated January 9, 2002 and to all references to our firm included in this registration statement.


 /s/ Arthur Andersen LLP

 Atlanta, GA
 February 11, 2002